CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated October 27, 2005 relating to the financial statements and financial highlights which appear in the August 31, 2005 Annual Report to the Shareholders and Board of Directors of Regions Morgan Keegan Select Funds, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Columbus, Ohio
December 23, 2005